                                                                       EXHIBIT 2

                          AMENDED AND RESTATED BYLAWS
                                       OF
                      THE CHARLES SCHWAB FAMILY OF FUNDS,
                              SCHWAB INVESTMENTS,
                             SCHWAB CAPITAL TRUST,
                                      AND
                           SCHWAB ANNUITY PORTFOLIOS

                                   * * * * *

                                   ARTICLE 1
                      Agreement and Declaration of Trust,
                      Resident Agent and Principal Office

                  1.1 Applicability of Bylaws. These Bylaws are the Bylaws of each of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, and Schwab Annuity Portfolios (each a "Trust"). With respect to each Trust, the term "Declaration of Trust" as used herein shall mean the Declaration of Trust establishing such Trust, in effect and as amended from time to time.

                  1.2 Agreement and Declaration of Trust. With respect to each Trust, these Bylaws shall be subject to the Declaration of Trust. Unless otherwise specified herein, capitalized terms in these Bylaws shall have the meaning given such terms in The Declaration of Trust.

                  1.3 Resident Agent of the Trust. Each Trust shall have an agent for service of process residing in the Commonwealth of Massachusetts.

                  1.4 Principal Office of the Trust. The initial principal office of each Trust shall be located in San Francisco, California. Each Trust may have such other offices as the Trustees may determine or as they may authorize.

                                   ARTICLE 2
                              Meetings of Trustees

                  2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may determine from time to time, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as an annual meeting of the Shareholders.

                  2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board of the Trustees, the President, the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary, an Assistant Secretary or the officer or the Trustees calling the meeting.

                  2.3 Notice. It shall be sufficient notice to the Trustee of a special meeting to send notice by special delivery at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residential address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

                  2.4 Quorum. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 3
                                    Officers

                  3.1 Enumeration: Qualification. The officers of each Trust shall be a President; a Treasurer; and a Secretary, who shall also be the Clerk; and such other officers including a Chairman of the Board of the Trustees, if any, as the Trustees from time to time may in their discretion elect. Each Trust may also have such agents as the Trustees may appoint at their discretion from time to time. The Chairman of the Board of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but not need be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

                  3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

                  3.3 Tenure. The Chairman of the Board of the Trustees, if one is elected; the President; the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

                  3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and as set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may designate from time to time.

                  3.5 Chairman; President. Unless the Trustees otherwise provide, the Chairman of the Board of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. The Chairman of the Board of the Trustees, if there is one, shall be the chief executive officer and, unless the Trustees otherwise provide, the President shall be the chief operating officer. If there is no Chairman of the Board of the Trustees, the President shall be the chief executive officer.

                  3.6 Treasurer. Unless otherwise provided by the Trustees, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian; investment adviser or manager; or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

                  3.7 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

                  3.8 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Board of the Trustees, the President, the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with a Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4
                                   Committees

                  4.1 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. The Trustees may not use methods described herein to approve a Trust's Investment Advisory Agreement(s).

                                   ARTICLE 5
                                    Reports

                  5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
                                  Fiscal Year

                  6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE 7
                                      Seal

                  7.1 General. Absent adoption by Trustees, a Trust will not have a seal.

                                   ARTICLE 8
                              Execution of Papers

                  8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, the Treasurer or the Secretary and need not bear the seal of the Trust.

                                   ARTICLE 9
                         Issuance of Share Certificates

                  9.1 Share Certificates. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of a Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

                  The Trustees may at any time authorize the issuance of Share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the Chairman of the Board of the Trustees, the President or any Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of a Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by a Trust with the same effect as if he were such officer at the time of its issue.

                  9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

                  9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

                  9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to a Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in a Trust.

                                   ARTICLE 10
           Provisions Relating to the Conduct of the Trust's Business

                  10.1 General. Each Trust shall at all times conduct its business in accordance with applicable provisions of the Investment Company Act of 1940 (the "1940 Act").

                                   ARTICLE 11
                    Shareholders' Voting Powers and Meetings

                  11.1 Voting Powers. The Shareholders of a Trust shall have power to vote only (i) for the election of Trustees as provided in the Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Manager or Sub-Adviser as provided in the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to any termination of such Trust to the extent and as provided in the Declaration of Trust, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in the Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the U.S. Securites and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Shareholders of any particular class or series shall not be entitled to vote on any matters as to which such class or series is not affected. Except with respect to matters as to which the Trustees have determined that only the interests of one or more particular series or one or more classes are affected or as required by law, all of the Shares of each series shall, on matters as to which it is entitled to vote, vote with shares of other series so entitled in the aggregate. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more series in the aggregate, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such series separately. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the

Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders.

                  11.2 Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of a Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

                  11.3 Quorum and Required Vote. A majority of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law, of the Declaration of Trust or of these Bylaws permits or requires that (i) holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series; or (ii) holders of any class shall vote as a class, then a majority of the aggregate number of Shares of that class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law, of the Declaration of Trust or of these Bylaws permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class, as the case may be, voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

                  11.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law, of the Declaration of Trust or of these Bylaws) consents to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                  11.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date from time to time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of Shares on the books of a Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                                   ARTICLE 12
                            Amendments to the Bylaws

                  12.1 General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Adopted as of February 7, 1996.